UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 30, 2009

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10077 South 134th Street	68138
Omaha, NE
(Address of principal executive offices)	(Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
     Effective January 31, 2009, the Employment Agreement dated August 30, 1999 (the “1999 Employment Agreement”), between Dr. Lionel L. Reilly and Professional Veterinary Products, Ltd., a Nebraska corporation (the “Company”) terminated in light of Dr. Reilly’s retirement as Chief Executive Officer of the Company. Under the 1999 Employment Agreement, Dr. Reilly acted as President and Chief Executive Officer of the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 30, 2009, Reico, Inc. (“Reico”) and the Company entered into an Agreement (the "Consulting Agreement”) pursuant to which Reico will provide consulting services to the Company’s Board of Directors and its Chief Executive Officer. Reico is owned by Dr. Lionel L. Reilly, who served as the Company’s Chief Executive Officer until his retirement on January 31, 2009. The initial term of the Consulting Agreement is two years and commenced February 1, 2009. The Consulting Agreement may be terminated by either party at any time upon 30 days’ written notice to the other party. In consideration of its services, Reico shall receive $84,000 per year, payable in 12 monthly installments.
     The Company and Stephen J. Price entered into an Employment Agreement (the “Employment Agreement”), effective February 1, 2009. Mr. Price has served as the Company’s President since December 1, 2008 and Chief Executive Officer since February 1, 2009. The initial term of the Employment Agreement is one year and commenced February 1, 2009. Mr. Price may terminate the Employment Agreement at any time upon 60 days’ prior written notice.
     Under the Employment Agreement, the Company shall pay Mr. Price an annualized base salary of (i) $374,667, payable in consecutive bi-weekly installments during the period of February 1, 2009 – July 31, 2009, and (ii) $437,000, payable in consecutive bi-weekly installments during the period of August 1, 2009 – December 31, 2009. After 2009, the base salary may be increased each year at the discretion of the Company’s Board of Directors. Under the Employment Agreement, Mr. Price is entitled to severance payments in the event he is terminated for any reason, other than for cause. In such event, Mr. Price shall be entitled to receive his base salary in the amount as in effect at the time of termination and health insurance benefits for a period of one year and all payments due under the Supplemental Executive Retirement Plan. Under the Employment Agreement, Mr. Price is bound by certain confidentiality provisions and for a period of one year following termination, is restricted from soliciting customers of and competing with the Company.
[Remainder of Page Intentionally Blank]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: February 5, 2009	By:	/s/ Neal B. Soderquist
Neal B. Soderquist, Vice President and CFO